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                                                                     EXHIBIT 4.2

                                                               EXECUTION VERSION

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                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF AUGUST 10, 2000

                                      AMONG

                          JET BLUE AIRWAYS CORPORATION

                                       AND

                          THE STOCKHOLDERS NAMED HEREIN

================================================================================

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Section 1.  Definitions                                                        1
Section 2.  Demand Registration                                                5
Section 3.  Registrations on Form S-3                                          6
Section 4.  Piggyback Registration                                             8
Section 5.  Holdback Agreement                                                 8
Section 6.  Preparation and Filing                                             9
Section 7.  Expenses                                                           9
Section 8.  Indemnification                                                    9
Section 9.  Underwriting Agreement                                             9
Section 10. Suspension                                                         9
Section 11. Information by Holder                                              9
Section 12. Exchange Act Compliance                                            9
Section 13. No Conflict of Rights                                              9
Section 14. Termination                                                        9
Section 15. Successors and Assigns                                             9
Section 16. Assignment                                                         9
Section 17. Entire Agreement                                                   9
Section 18. Notices                                                            9
Section 19. Modifications; Amendments; Waivers                                 9
Section 20. Headings                                                           9
Section 21. Severability                                                       9
Section 22. Governing Law; Etc                                                 9
Section 23. Counterparts; Validity                                             9


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                          JET BLUE AIRWAYS CORPORATION

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

            This Amended and Restated Registration Rights Agreement (the "AGREEMENT") is made as of August 10, 2000 by and among Jet Blue Airways Corporation, a Delaware corporation (the "COMPANY"), and the Stockholders ("as defined below").

                                    RECITALS

            WHEREAS, the Company and certain of the Stockholders (the "Prior Stockholders") are parties to an Registration Rights Agreement dated as of December 1, 1998 (the "Original Registration Rights Agreement"), and wish to amend and restate the Original Registration Rights Agreement upon the terms and condition set forth herein;

            WHEREAS, the Company and certain of the Stockholders (the "Series B Investors") are parties to the Series B Preferred Stock Purchase Agreement of even date herewith (the "Series B Agreement"); and

            WHEREAS, in order to induce the Company to enter into the Series B Agreement and to induce the Series B Investors to invest funds in the Company pursuant to the Series B Agreement, the Prior Stockholders, the Series B Investors and the Company hereby agree that this Agreement shall govern the rights of the Stockholders to cause the Company to register shares of Common Stock issuable to the Stockholders and certain other matters as set forth herein;

            NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Series B Agreement, the parties agree that the Registration Rights Agreement, dated as of December 1, 1998, is hereby amended and restated and replaced in its entirety by this Agreement and further agree as follows:

      SECTION 1. DEFINITIONS.

            As used in this Agreement, the following terms shall have the following meanings:

            "AFFILIATE" means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purpose of the above definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "COMMISSION" shall mean the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act and the Exchange Act.

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            "COMMON STOCK" shall have the meaning ascribed to it in the
Preamble.

            "COMMON STOCK EQUIVALENT" shall mean one share of Common Stock or the right to acquire, whether or not such right is immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement.

            "COMPANY" shall have the meaning ascribed to it in the caption to this Agreement.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute then in force, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

            "GOVERNMENTAL AUTHORITY" shall mean any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

            "INFORMATION" shall have the meaning ascribed to it in SECTION 6(A)(X).

            "INITIAL PUBLIC OFFERING" shall mean an underwritten Initial Public Offering for the account of the Company of Common Stock pursuant to a registration statement filed under the Securities Act.

            "INSPECTORS" shall have the meaning ascribed to it in SECTION
6(A)(X).

            "INVESTORS" shall mean, collectively, (i) the Persons listed on
SCHEDULE I attached to this Agreement, (ii) any Management Stockholder to the extent such Management Stockholder's Restricted Securities are obtained by purchase of, or conversion of, Series A or B Preferred Stock held by such Management Stockholder, and (iii) any successor to, or assignee or transferee of Restricted Securities held by an Investor who or which agrees in writing to be treated as an Investor hereunder and to be bound by and comply with all of the applicable terms and provisions hereof.

            "MAJORITY OF INVESTORS" shall mean those Investors who hold in the aggregate in excess of 50% of the Restricted Securities (based on Common Stock Equivalents) held by all of the Investors.

            "MANAGEMENT STOCKHOLDERS" shall mean collectively, (i) the Persons listed on SCHEDULE II attached to this Agreement, (ii) any other Person who is or becomes a holder of Restricted Securities and is an employee of the Company, and (iii) any successor to, or assignee or transferee of Restricted Securities held by a Management Stockholder who or which agrees in writing to be treated as a Stockholder hereunder and to be bound by and comply with all of the applicable terms and provisions hereof.


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            "MATERIAL TRANSACTION" shall mean any material transaction in which the Company or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board of Directors of the Company reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company's or such subsidiary's ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

            "OTHER SHARES" shall mean at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares including those shares of Common Stock owned by Management Stockholders that do not meet the requirements of clause (ii) of the definition of Investors.

            "PERSON" shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

            "PRIMARY SHARES" shall mean, at any time, the authorized but unissued shares of Common Stock or Common Stock held by the Company in its treasury.

            "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

            "PUBLIC OFFERING" shall mean the closing of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities to be issued as consideration in connection with a business acquisition or an offering of securities issuable pursuant to an employee benefit plan.

            "RECORDS" shall have the meaning ascribed to it in SECTION 6(A)(X).

            "REGISTRABLE SHARES" shall mean, at any time, and with respect to any Stockholder, the shares of Common Stock held by such Stockholder which constitute Restricted Securities. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares (A) when such Registrable Shares have been registered under the Securities Act, the Registration Statement in connection therewith has been declared effective and they have been disposed of pursuant to and in the manner described in such effective Registration Statement, (B) when such Registrable Shares are sold or distributed pursuant to Rule 144, (C) in the case of any Stockholder who, together with its Affiliates, holds Common Stock


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Equivalents that constitute less than two percent of the issued and outstanding shares of Common Stock of the Company, one year after the date on which such Stockholder may first sell such Registrable Shares under Rule 144 (provided that such Stockholder is still able, at such time, to sell such Registrable Shares under Rule 144), or (D) when such Registrable Shares have ceased to be outstanding.

            "REGISTRATION DATE" shall mean the date upon which the Registration Statement pursuant to which the Company shall have initially registered shares of Common Stock under the Securities Act for sale to the public shall have been declared effective.

            "REGISTRATION STATEMENT" shall mean any registration statement of the Company which covers any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "REPRESENTATIVE" of a Person shall be construed broadly and shall include such Person's partners, officers, directors, employees, agents, counsel, accountants and other representatives.

            "RESTRICTED SECURITIES" shall mean, at any time and with respect to any Stockholder, the Common Stock Equivalents and any other securities received with respect to any such Common Stock Equivalents, which are held by such Stockholder and which theretofore have not been sold to the public pursuant to a Registration Statement or pursuant to Rule 144.

            "RULE 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

            "STOCKHOLDERS" shall mean, collectively, all of the Investors and the Management Stockholders.

            "STOCKHOLDERS' COUNSEL" shall have the meaning ascribed to it in
SECTION 6(A)(II).

            "SUSPENSION PERIOD" shall have the meaning ascribed to it in SECTION 10.

            "TRANSFER" shall mean any disposition of any Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act, other than any such disposition pursuant to a Registration Statement and in compliance with all applicable state securities and "blue sky" laws.


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      SECTION 2. DEMAND REGISTRATION.

            (a) At any time after the earlier to occur of (i) the third anniversary of this Agreement and (ii) that date which is six (6) months after the date upon which the Registration Statement for use in the Initial Public Offering shall have been declared effective, if the Company shall be requested the holders of at least 60 percent of the Restricted Securities (based on Common Stock Equivalents) held by all Investors to effect the registration under the Securities Act of Registrable Shares, it shall within 10 days of such request give written notice to the other Stockholders of its requirement to so register such Registrable Shares and, upon the written request, delivered to the Company within 30 days after delivery of any such notice by the Company, of the other Stockholders to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall, subject to SECTION 2(b) below, promptly thereafter use its best efforts to effect such registration under the Securities Act of the Registrable Shares which the Company has been so requested to register for sale in accordance with the method of distribution specified in the initiating request. If such method of distribution is an underwritten Public Offering, the Company may designate the managing underwriter for such offering, subject to the approval of those Stockholders holding a majority of the Registrable Shares requested to be included in such offering (which approval shall not be unreasonably withheld).

            (b) Anything contained in SECTION 2(a) to the contrary notwithstanding, the Company shall not be obligated to effect pursuant to
      SECTION 2(a) any registration under the Securities Act except in accordance with the following provisions:

                  (i) the Company shall not be obligated to use its best efforts to file and cause to become effective (A) more than two Registration Statements initiated pursuant to SECTION 2(a); PROVIDED HOWEVER, that if the Investors were unable to sell at least 90% of the Registrable Shares requested to be included in the last registration pursuant to SECTION 2(a) as a result of an underwriter's cutback, then additional registrations shall be added to this SECTION 2(b)(I) until the foregoing condition is satisfied, or (B) any Registration Statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 180 days;

                  (ii) the Company may delay the filing or effectiveness of any
            Registration Statement for a period of up to 90 days after the date of a request for registration pursuant to SECTION 2(a) if at the time of such request the Company is engaged, or proposes to engage, in a Material Transaction; and

                  (iii) with respect to any registration pursuant to SECTION
            2(a), the Company may include in such registration any Primary Shares or Other Shares; PROVIDED, HOWEVER, that if the managing underwriter advises the Company that the


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            inclusion of all Registrable Shares, Primary Shares and Other Shares
            proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                        (A) FIRST, the Registrable Shares held by the
                  Stockholders requesting that their Registrable Shares be included in such registration pursuant to SECTION 2(a), PRO RATA based upon the number of Restricted Securities owned by each such Stockholder at the time of such registration; PROVIDED, HOWEVER, that if the managing underwriter advises the Company that the PRO RATA inclusion of Registrable Shares held by all Management Stockholders would interfere with the successful marketing (including pricing) of such securities, then the managing underwriter may reduce that percentage of Registrable Shares held by Management Stockholders that may be included PRO RATA in the proposed registration, which percentage may be smaller than the percentage of Registrable Shares held by the Investors to be included in such registration;

                        (B) SECOND, the Primary Shares; and

                        (C) THIRD, the Other Shares.

            (c) A requested registration under this SECTION 2 may be rescinded prior to such registration being declared effective by the Commission by written notice to the Company from those Stockholders who initiated the request; PROVIDED, HOWEVER, that such rescinded registration shall not count as a registration initiated pursuant to this SECTION 2 for purposes of subclause (A) of clause (i) of subsection (b) above if the Company shall have been reimbursed (pro rata by the Stockholders requesting registration or in such other proportion as they may agree) for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration; PROVIDED FURTHER, HOWEVER, that such Stockholders shall not be required to reimburse the Company if such rescission shall have been caused by, or made in response to, the material adverse effect of an event on the business, prospects, properties, condition (financial or otherwise) or operations of the Company.

      SECTION 3. REGISTRATIONS ON FORM S-3.

            (a) Subject to paragraph (c) below, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the holders of at least 60 percent of the Restricted Securities (based on Common Stock Equivalents) held by all Investors shall have the right to request in writing no more than three registrations on Form S-3, or such successor form, and to effect a registration under the Securities Act of Registrable Shares in accordance with this Section.


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            (b) If the Company shall be requested by the Stockholders to effect a registration under the Securities Act of Registrable Shares in accordance with this Section, then the Company shall promptly give written notice of such proposed registration to all holders of Restricted Securities and shall offer to include in such proposed registration any Registrable Shares requested to be included in such proposed registration by such holders who respond in writing to the Company's notice within 30 days after delivery of such notice (which response shall specify the number of Registrable Shares proposed to be included in such registration). The Company shall promptly use its commercially reasonable efforts to effect such registration on Form S-3 of the Registrable Shares which the Company has been so requested to register

            (c) The Company shall not be obligated to effect any registration under the Securities Act requested by the Stockholders under this Section except in accordance with the following provisions:

                  (i) the Company shall not be obligated to effect any such
            registration initiated pursuant to SECTION 3(a) if (A) the Company shall reasonably conclude that the anticipated gross offering price of all Registrable Shares to be included therein would be less than $500,000, (B) such registration is requested within six (6) months after a registered offering of the Company in which any of the Stockholders were given the opportunity to participate or (C) the Company shall have effected two or more Registration Statements on Form S-3 pursuant to this SECTION 3 during the preceding 12-month period; and

                  (ii) the Company may delay the filing or effectiveness of any
            Registration Statement pursuant to this Section for a period not to exceed 90 days after the date of a request for registration if the Company's Board of Directors has determined that such registration would have a material adverse effect upon the Company or its then current business plans; PROVIDED, HOWEVER, that the Company may cause such delay only once during any 360-day period.

            (d) A requested registration under this SECTION 3 may be rescinded prior to such registration being declared effective by the Commission by written notice to the Company by the Stockholders requesting such registration and such rescinded registration shall not count as a registration initiated pursuant to SECTION 3 if (i) the Stockholders initiating such request shall have reimbursed the Company for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration or (ii) such rescinded registration results from a material adverse change to the business, prospects, operation or financial condition of the Company (in which case such Stockholders shall not be required to so reimburse the Company).

            (e) A requested registration on Form S-3 or any such successor form in compliance with this SECTION 3 shall not count as a registration statement initiated pursuant to SECTION 2 but shall otherwise be treated as a registration initiated pursuant to, and shall, except as otherwise expressly provided in this SECTION 3, be subject to SECTION 2.


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      SECTION 4. PIGGYBACK REGISTRATION.

            If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to each Stockholder of its intention so to register the Primary Shares or Other Shares and, upon the written request, given within 20 days after delivery of any such notice by the Company, of any such Stockholder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; PROVIDED, HOWEVER, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                  (i) FIRST, the Primary Shares;

                  (ii) SECOND, the Registrable Shares held by the Stockholders requesting that their Registrable Shares be included in such registration, PRO RATA based upon the number of Restricted Securities owned by each such Stockholder at the time of such registration; PROVIDED, HOWEVER, that if the managing underwriter advises the Company that the PRO RATA inclusion of Registrable Shares held by all Management Stockholders would interfere with the successful marketing (including pricing) of such securities, then the managing underwriter may reduce that percentage of Registrable Shares held by Management Stockholders that may be included PRO RATA in the proposed registration, which percentage may be smaller than the percentage of Registrable Shares held by the Investors to be included in such registration; and

                  (iii) THIRD, the Other Shares.

      SECTION 5. HOLDBACK AGREEMENT.

            (a) If the Company at any time shall register shares of Common Stock under the Securities Act in an underwritten offering (i) pursuant to an Initial Public Offering or (ii) pursuant to any other registration under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), the Stockholders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Restricted Securities (other than those Registrable Shares included in such registration pursuant to SECTIONS 2, 3 or 4) without the prior written consent of the managing underwriters of such offering for a period as shall be determined by the managing underwriters, which period cannot begin more than 7 days prior to the effectiveness of such Registration Statement and cannot last more than 90 days (180 days in the case of the Company's Initial Public Offering) after the effective date of such


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      Registration Statement; PROVIDED HOWEVER, that the restrictions on transfer of Restricted Securities under this Section shall not be imposed upon the Stockholders more than once during any consecutive twelve month period.

            (b) If the Company at any time pursuant to SECTIONS 2, 3 or 4 of this Agreement shall register under the Securities Act Registrable Shares held by Stockholders for sale to the public pursuant to an underwritten offering, the Company shall not, without the prior written consent of a Majority of Investors, effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters, which period shall not begin more than 7 days prior to the effectiveness of the Registration Statement pursuant to which such public offering shall be made and shall not last more than 90 days (180 days in the case of the Company's Initial Public Offering) after the closing of sale of shares pursuant to such Registration Statement (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form).

      SECTION 6. PREPARATION AND FILING.

            (a) If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

                  (i) use its best efforts to cause a Registration Statement that registers such Registrable Shares to become and remain effective for a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier);

                  (ii) furnish, at least five business days before filing a
            Registration Statement that registers such Registrable Shares, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to one counsel selected by a Majority of Investors (the "STOCKHOLDERS' COUNSEL") copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                  (iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

                  (iv) notify the Stockholders' Counsel promptly in writing (A)
            of any comments by the Commission with respect to such Registration Statement or


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            Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                  (v) use its best efforts to register or qualify such
            Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this clause (v);

                  (vi) furnish to each seller of such Registrable Shares such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                  (vii) use its best efforts to cause such Registrable Shares to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

                  (viii) notify on a timely basis each seller of such
            Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in clause (i) of this
            SECTION 6 of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as

                  (ix) thereafter delivered to the offerees of such shares, such
            Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;


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                  (x) make available for inspection by any seller of such
            Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "INSPECTORS"), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "INFORMATION") reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) such Information has been made generally available to the public, and (D) the seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

                  (xi) use its best efforts to obtain from its independent
            certified public accountants a "cold comfort" letter in customary form and covering such matters of the type customarily covered by cold comfort letters;

                  (xii) use its best efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Stockholders selling Registrable Shares in such registration);

                  (xiii) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

                  (xiv) issue to any underwriter to which any seller of
            Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

                  (xv) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), National Market System ("NMS"), or such other national securities exchange as the holders of a majority of such Registrable Shares shall request included in such registration;

                  (xvi) otherwise use its best efforts to comply with all
            applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, earnings statements which need not be audited covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (xvii) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

            (b) each holder of Registrable Shares that sells Registrable Shares pursuant to a registration under this Agreement agrees that during such time as such seller may be engaged in a distribution of the Registrable Shares, such seller shall comply with Regulation M promulgated under the Exchange Act and pursuant thereto it shall, among other things: (i) not engage in any stabilization activity in connection with the Securities of the Company in contravention of such rules; (ii) distribute the Registrable Shares under the registration statement solely in the manner described in the registration statement; and (iii) cease distribution of such Registrable Shares pursuant to such registration statement upon receipt of written notice from the Company that the prospectus covering the Registrable Shares contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 7. EXPENSES.

            All reasonable expenses incurred by the Company in complying with
SECTION 6, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and fees and expenses of the Stockholders' Counsel, shall be paid by the Company; PROVIDED, HOWEVER, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall not be borne by the Company but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares sold by such seller or sellers.

      SECTION 8. INDEMNIFICATION.

            (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall enter into such reasonable customary indemnification agreements that indemnify and hold harmless the seller of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws, and the Company shall promptly reimburse such seller, such underwriter, such broker, such controlling Person or such Representatives for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Person, or a Person duly acting on their behalf, specifically for use in the preparation thereof; PROVIDED FURTHER, HOWEVER, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary Prospectus but eliminated or remedied in the final Prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any indemnified party from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final Prospectus had been timely made available to such Indemnified Person and such final Prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

            (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares shall enter into such reasonable customary indemnification agreements that indemnify and hold harmless (in the same manner and to the same extent as set forth in the paragraph (a) of this SECTION 8) the Company, each underwriter or broker involved in such offering, each other seller of Registrable Shares under such Registration Statement, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any statement or omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller or a Person duly acting on their behalf specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; PROVIDED, HOWEVER, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

            (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this SECTION 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (PROVIDED HOWEVER, that an indemnified party's failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; PROVIDED, HOWEVER, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this
      SECTION 8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (PLUS appropriate special and local counsel) retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this SECTION 8.

            (d) If the indemnification provided for in this SECTION 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the Transfer of securities.

      SECTION 9. UNDERWRITING AGREEMENT.

            (a) Notwithstanding the provisions of SECTIONS 5, 6 and 8, to the extent that the Stockholders selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections of this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

            (b) If any registration pursuant to SECTIONS 2 or 3 is requested to be an underwritten offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customary given their role in such distribution.

            (c) No Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees to (i) sell such Stockholder's Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements acceptable to the Company and the Majority of Investors and (ii) as expeditiously as possible, notify the Company of the occurrence of any event concerning such Stockholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 10. SUSPENSION.

            Anything contained in this Agreement to the contrary notwithstanding, the Company may (not more than once with respect to each registration), by notice in writing to each holder of Registrable Shares to which a Prospectus relates, require such holder to suspend, for up to 90 days (the "SUSPENSION PERIOD"), the use of any Prospectus included in a Registration Statement filed under SECTIONS 2, 3 or 4 if a Material Transaction exists that would require an amendment to such Registration Statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under

Section 13 of the Exchange Act). The period during which such Prospectus must remain effective shall be extended by a period equal to the Suspension Period. The Company may (but shall not be obligated to) withdraw the effectiveness of any Registration Statement subject to this provision.

      SECTION 11. INFORMATION BY HOLDER.

            Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

      SECTION 12. EXCHANGE ACT COMPLIANCE.

            From and after the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company's securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

      SECTION 13. NO CONFLICT OF RIGHTS.

            The Company represents and warrants to the Stockholders that the registration rights granted to the Stockholders hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby. In any underwritten public offering, the managing underwriter shall be a nationally recognized investment banking firm selected by the Company, and reasonably acceptable to a Majority of Investors if the Investors would have the right (prior to giving effect to any cutbacks) to include Registrable Shares in such public offering.

      SECTION 14. TERMINATION.

            This Agreement shall terminate and be of no further force or effect when there shall not be any Restricted Securities; PROVIDED HOWEVER, that SECTIONS 7 and 8 shall survive the termination of this Agreement.

      SECTION 15. SUCCESSORS AND ASSIGNS.

            This Agreement shall bind and inure to the benefit of the Company and the Stockholders and, subject to SECTION 16, their respective successors and assigns.

      SECTION 16. ASSIGNMENT.

            Each Stockholder may assign its rights hereunder to any purchaser from such Stockholder of Restricted Securities; PROVIDED, HOWEVER, that such purchaser shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor or Management Stockholder hereunder, as applicable, whereupon such purchaser shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as an Investor or Management Stockholder, as applicable.

      SECTION 17. ENTIRE AGREEMENT.

            This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect hereto, all of which are hereby terminated in their entirety and of no further force or effect.

      SECTION 18. NOTICES.

            All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in Person, by telex, telegram or telecopy, by overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the sender:

                  (i) if to the Company, to:

                          Jet Blue Airways Corporation
                          6322 South 3000 East, Suite G-10
                          Salt Lake City, UT  84121
                          Telephone: 801-365-2522
                          Telecopy:  801-944-4840
                          Attention: Thomas Kelly

                          with a copy to:

                          Brobeck, Phleger & Harrison LLP
                          2200 Geng Road
                          Two Embarcadero Center
                          Palo Alto, CA  94303
                          Telephone: (650) 812-2583
                          Telecopy:  (650) 496-2733
                          Attention: Therese A. Mrozek, Esq.

                  (ii) if to any Management Stockholder, to him or her at the
            address set forth in the books of the Company;

                             with a copy to:

                             Brobeck, Phlegler & Harrison LLP
                             2200 Geng Road
                             Two Embarcadero Center
                             Palo Alto, CA  94303
                             Telephone: (650) 812-2583
                             Telecopy:  (650) 496-2733
                             Attention: Therese A. Mrozek, Esq.

                  (iii) if to any Investor, to him, her or it at the address set forth on SCHEDULE I or, if none, in the books of the Company.

                             with a copy to:

                             O'Sullivan Graev & Karabell, LLP
                             30 Rockefeller Plaza
                             24th Floor
                             New York, New York  10112
                             Telephone: (212) 408-2400
                             Telecopy:  (212) 728-5950
                             Attention: Harvey M. Eisenberg, Esq.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery, telex, telegram or telecopy, on the date of such delivery, (b) in the, case of overnight courier, on the next business day, and (c) in the case of mailing, on the fifth business day following such mailing.

      SECTION 19. MODIFICATIONS; AMENDMENTS; WAIVERS.

            The terms and provisions of this Agreement may not be modified or amended, nor may any provision applicable to the Stockholders be waived, except pursuant to a writing signed by (i) the Company, (ii) Investors holding 66 2/3% of the Common Stock Equivalents of the Company held by all Investors and (iii) Management Stockholders holding a majority of the Common Stock held by all Management Stockholders; PROVIDED, HOWEVER, that (A) any such amendment, modification, or waiver that would adversely affect the rights hereunder of any Stockholder, in its capacity as a Stockholder, without similarly affecting the rights hereunder of all Stockholders of such class, in their capacities as Stockholders of such class, shall not be effective as to such Stockholder without its prior written consent, (B) SCHEDULE I to this Agreement shall be deemed to be automatically amended from time to time to reflect the addition to this Agreement of any Person identified in clause (ii) of the definition of Investors and (C) SCHEDULE II to this Agreement shall be deemed to be automatically amended from time to time to reflect the addition to this Agreement of any Person identified in clause (ii) of the definition of Management Stockholder.

      SECTION 20. HEADINGS.

            The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      SECTION 21. SEVERABILITY.

            It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 22. GOVERNING LAW; ETC.

            All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

      SECTION 23. COUNTERPARTS; VALIDITY.

            This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement, and telecopied signatures shall be effective. The failure of any Person holding Registrable Shares to execute this Agreement shall not render this Agreement invalid as between the Company and any other Person holding Registrable Shares.

                                     * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the date first written above.


                                   JET BLUE AIRWAYS CORPORATION

                                   By: /s/ David Neeleman
                                      ------------------------------------------
                                      Name:  David Neeleman
                                      Title: Chief Executive Officer


                                   CHASE NEW AIR INVESTORS (GC), LLC

                                   By: Chase Venture Capital Associates, L.P.,
                                       its Managing Member

                                   By: Chase Capital Partners
                                       its General Partner

                                   By: illegible
                                      ------------------------------------------
                                      Name:
                                      Title


                                   WESTON NEW AIR HOLDINGS

                                   By:

                                   By: /s/ Michael P. Lazarus
                                      ------------------------------------------
                                      Name:  Michael P. Lazarus
                                      Title: Managing Partner


                                   QUANTUM INDUSTRIAL PARTNERS LDC

                                   By: /s/ Richard D. Holahan, Jr.
                                      ------------------------------------------
                                      Name: Richard D. Holahan, Jr.
                                      Title: Attorney-in-Fact

     [Signature Page to Amended and Restated Registration Rights Agreement]

                                      SFM DOMESTIC INVESTMENTS LLC

                                   By: /s/ Richard D. Holahan, Jr.
                                      ------------------------------------------
                                      Name: Richard D. Holahan, Jr.
                                      Title: Attorney-in-Fact


                                      NMS CAPITAL, L.P., a Delaware Limited
                                      Partnership

                                      By: NMS Capital Management LLC,
                                          its General Partner

                                      By: /s/ Edward J. McCaffrey
                                         ---------------------------------------
                                         Name:  Edward J. McCaffrey
                                         Title: A Member


                                      BAS CAPITAL FUNDING CORPORATION

                                      By: /s/ Edward J. McCaffrey
                                         ---------------------------------------
                                         Name:  Edward J. McCaffrey
                                         Title: CFO


                                      BANCBOSTON VENTURES INC.

                                      By: /s/ Lee J. Tesani
                                         ---------------------------------------
                                         Name: Lee J. Tesani
                                         Title: Managing Director

     [Signature Page to Amended and Restated Registration Rights Agreement]

                                MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                By: David L. Babson and Company Incorporated as Investment Advisor

                                By: /s/ Clifford M. Noreen
                                   --------------------------------------------
                                   Name: Clifford M. Noreen
                                   Title: Managing Director


                                MASSMUTUAL HIGH YIELD PARTNERS II, LLC

                                By: HYP Management Inc. as managing member

                                By: /s/ Clifford M. Noreen
                                   --------------------------------------------
                                   Name: Clifford M. Noreen
                                   Title: Vice President


                                MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED

                                By: David L. Babson and Company Incorporated
                                   under delegated authority from Massachusetts
                                   Mutual Life Insurance Company as Investment
                                   Manager

                                By: /s/ Clifford M. Noreen
                                   --------------------------------------------
                                   Name: Clifford M. Noreen
                                   Title: Managing Director


                                NEELEMAN HOLDINGS, LC

                                By: /s/ David Neeleman
                                   --------------------------------------------
                                   Name:
                                   Title:

     [Signature Page to Amended and Restated Registration Rights Agreement]

                                PETERSON VENTURES III, LLC

                                By: /s/ Joel Peterson
                                   --------------------------------------------
                                   Name:  Joel Peterson
                                   Title: Managing Member

                                KELLY HOLDINGS, LLC

                                By: /s/ Thomas E. Kelly
                                   --------------------------------------------
                                   Name: Thomas E. Kelly
                                   Title: Manager

                                WILCOX HOLDINGS, LLC


                                By: /s/ Alexander D. Wilcox
                                   --------------------------------------------
                                   Name: Alexander D. Wilcox
                                   Title: Manager

                                /s/ David Barger
                                -----------------------------------------------
                                David Barger

     [Signature Page to Amended and Restated Registration Rights Agreement]

                                    /s/ David Chalmers
                                    --------------------------------------------
                                    David Chalmers

                                    /s/ David Checketts
                                    --------------------------------------------
                                    David Checketts

                                    /s/ Amy Curtis
                                    --------------------------------------------
                                    Amy Curtis

                                    /s/ Cathi Davis
                                    --------------------------------------------
                                    Cathi Davis

                                    /s/ Cindy England
                                    --------------------------------------------
                                    Cindy England

                                    /s/ David Ferguson
                                    --------------------------------------------
                                    David Ferguson

                                    /s/ Martin Hart
                                    --------------------------------------------
                                    Martin Hart

                                    /s/ Daniel Hersh   Judith Hersh
                                    --------------------------------------------
                                    Daniel Hersh

                                    /s/ Mark Hill
                                    --------------------------------------------
                                    Mark Hill

                                    /s/ Robert Land
                                    --------------------------------------------
                                    Robert Land

                                    /s/ Michael Lazarus
                                    --------------------------------------------
                                    Michael Lazarus

                                    /s/ Kevin C. Murphy
                                    --------------------------------------------
                                    Kevin C. Murphy

     [Signature Page to Amended and Restated Registration Rights Agreement]

                                    /s/ John Owen
                                    --------------------------------------------
                                    John Owen

                                    /s/ Thomas A. Patterson
                                    --------------------------------------------
                                    Thomas Patterson

                                    /s/ Joel Peterson
                                    --------------------------------------------
                                    Joel Peterson

                                    /s/ Usto Schultz
                                    --------------------------------------------
                                    Usto Schultz



                                    ASHWOO CAPITAL PARTNERS II

                                    /s/ Lawrence Twill
                                    --------------------------------------------
                                By: Lawrence Twill

                                    /s/ David F. Ulmer
                                    --------------------------------------------
                                    David F. Ulmer

                                    n/a
                                    --------------------------------------------
                                    Alex Wilcox

                                    /s/ Kenneth Wooley
                                    --------------------------------------------
                                    Ken Wooley


                                    JAMESTICS LTD.

                                    By: /s/ June M. Morris
                                       -----------------------------------------
                                       Name: June Morris
                                       Title: Co-Manager


                                    L&C DEVELOPMENT, LP

                                    By: /s/ David Checketts
                                       -----------------------------------------
                                       Name:  David Checketts
                                       Title: Partner

     [Signature Page to Amended and Restated Registration Rights Agreement]

                                   SCHEDULE I

                                  STOCKHOLDERS

Alex Wilcox                                      BAS Capital Funding Corporation
Amy Curtis                                       Quantum Industrial Partners LDC
BAS Capital Funding Corporation                  Robert Land
BancBoston Ventures, Inc.                        SFM Domestic Investments LLC
Chase New Air Investors                          Thomas Patterson
Cindy England                                    Usto Schulz
Daniel & Judith Hersh                            Weston New Air Holdings
David Chalmers                                   Wilcox Holdings LLC
David Checketts/L&C Development, LP
David Ferguson
David Ulmer
Gerluch & Co.
Jamestics Ltd.
Joel Peterson/Peterson Ventures III, LLC
Kelly Holdings
Ken Wooley
Kevin Murphy
Lawrence Twill
Mark Hill
Martin Hart
Mass Mutual Life Insurance Company
Michael Lazarus
Neeleman Holdings

                                   SCHEDULE II

                             MANAGEMENT STOCKHOLDERS

David Barger
John Owen
Amy Curtis
Cathi Davis
Daniel and Judith Hersh
Mark Hill
Robert Land
Kevin C. Murphy
Usto Schulz
Lawrence Twill
David Ulmer
Wilcox Holdings, LLC
Neeleman Holdings, LC
Kelly Holdings, LC